                          INDEPENDENT AUDITORS' CONSENT


Applied Industrial Technologies, Inc.

We consent to the incorporation by reference in Registration Statement No. 033-60687 of Applied Industrial Technologies, Inc. on Form S-8 of our report dated March 16, 1998, appearing in this Annual Report on Form 11-K of the Applied Industrial Technologies, Inc. Supplemental Defined Contribution Plan for the year ended December 31, 1997.


/s/Deloitte & Touche LLP




Cleveland, Ohio
March 26, 1998